Exhibit 99.1

Fundamental Global Inc. Reports Third Quarter 2024 Financial Results

Mooresville, NC – November 14, 2024 - Fundamental Global Inc. (Nasdaq: FGF, FGFPP) (the “Company” or “Fundamental Global”) today announced results for the third quarter ended September 30, 2024.

Kyle Cerminara, Chairman and Chief Executive Officer commented, “Earlier this year, we outlined our commitment to streamline operations, reduce operating costs, and bolster liquidity. Additionally, we aimed to alleviate the financial and administrative demands of operating multiple public companies while reinforcing our balance sheet. We are pleased to report significant progress in these areas and are on track to achieve these goals by consolidating three public companies into a single holding company.”

“Our balance sheet is strong, with over $115 million in total assets, nominal long-term debt and over $80 million in shareholders’ equity. We recognized positive earnings per common share for the quarter reflecting the intentional and strategic impact of the completed transactions. We believe there is a significant disconnect between the value that we see in our holdings and the Company’s current market capitalization.”

Key Operational Highlights:

●	In February 2024, the Company completed its merger with FG Group Holdings Inc. to consolidate holdings, reduce operating costs and streamline the Company’s operations.

●	In April 2024, the Company completed the sale of its Digital Ignition facility in Alpharetta, Georgia significantly reducing general and administrative expenses and long-term debt obligations.

●	In September 2024, the Company completed the sale of its Strong/MDI Screen Systems, Inc. operating subsidiary for approximately $30 million and launched Saltire Capital Ltd. as a Canadian public company.

●	In September 2024, the Company completed its merger with Strong Global Entertainment, Inc. to further reduce operating expenses and streamline the Company’s operations.

●	In October 2024, subsequent to the end of the current period, our merchant banking team announced the closing of an initial public offering for Aldel Financial II Inc., a SPAC client for the Company.

Third Quarter Financial Highlights

Note: The financial results for the third quarter and first nine months of 2024 reflect the Company’s performance following the reverse merger. Consequently, the financial results for periods prior to the merger include only the operations of FG Group Holdings, while results after February 29, 2024, reflect the combined operations of Fundamental Global. Additionally, the results of Strong/MDI have been reclassified as discontinued operations and are not included in the results of continuing operations.

As of September 30, 2024, the Company’s key balance sheet items included:

●	Total assets of $116 million, an increase of $54 million from December 31, 2023. Assets included equity holdings of $68 million, which included directly or indirectly held positions in GreenFirst Forest Products, Inc., Firefly Media Systems Inc., Saltire Capital, Ltd., OppFi Inc., iCoreConnect, Inc., FG Communities, Inc., Craveworthy LLC, and other holdings.

●	Total stockholders’ equity of $83 million, an increase of $46 million from December 31, 2023, reflecting the increased scale of the company following the merger transactions and consolidation initiatives.

●	Short- and long-term debt totaled $2.7 million, a decrease of $5 million from December 31, 2023.

Fundamental Global Inc. – Fiscal Year 2024 Third Quarter 2024 Results	Page 2 of 5

Revenue increased $6.4 million or 155.8% to $10.5 million for the quarter. The primary driver of revenue growth was the addition of $4.3 million of reinsurance premium revenue following the merger and a $2.2 million increase in revenue from managed services following the acquisition of the net assets of Innovative Cinema Solutions and increasing demand for our services from cinema operators.

Net income improved to $17.7 million for the quarter from a loss of $3.3 million in the prior year primarily due to the $21 million gain on the sale of Strong/MDI recognized during the quarter and improved reinsurance and managed service performance. Net loss from continuing operations increased $1.4 million to $5.2 million for the quarter. Stronger gross profit from managed services and reinsurance was partially offset by the addition of expenses from FGF, which are not included in the prior year periods.

Earnings per share improved to $15.06 per common share from a loss of $(8.01) per common share. The increase in earnings per share is primarily due to the $21 million gain on the sale of Strong/MDI recognized during the quarter. Earnings per share from continuing operations improved to $(4.98) from $(9.28) per common share. The improvement in earnings per share from continuing operations was primarily due to increased revenue and gross profit from our managed services business and our reinsurance business.

Fundamental Global Inc.

Fundamental Global Inc. (Nasdaq: FGF, FGFPP) and its subsidiaries engage in diverse business activities including reinsurance, asset management, merchant banking, and managed services.

The FG® logo and Fundamental Global® are registered trademarks of Fundamental Global LLC.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation: risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities; our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment holdings and asset management strategy, including our strategy to invest in the risk capital of special purpose acquisition companies (SPACs); our ability to maintain and expand our revenue streams to compensate for the lower demand for our digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers in connection with our Strong Global Entertainment business; our ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; our ability to maintain Strong Global Entertainment’s brand and reputation and retain or replace its significant customers; challenges associated with Strong Global Entertainment’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets; the effects of economic, public health, and political conditions that impact business and consumer confidence and spending, including rising interest rates, periods of heightened inflation and market instability; potential loss of value of investment holdings; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of being unable to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a public company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; risks associated with our related party transactions and investment holdings; and risks associated with our investments in SPACs, including the failure of any such SPAC to complete its initial business combination. Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

Investor Contact:

investors@fundamentalglobal.com

Fundamental Global Inc. – Fiscal Year 2024 Third Quarter 2024 Results	Page 3 of 5

FUNDAMENTAL GLOBAL INC.

Condensed Consolidated Balance Sheets

($ in thousands)

	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Cash and cash equivalents	$6,460	$5,995
Accounts receivable, net	4,813	3,529
Inventories, net	1,480	1,482
Equity securities, at fair value	9,152	10,552
Other equity securities and other holdings	58,980	17,469
Property, plant and equipment, net	3,067	11,115
Operating lease right-of-use assets	249	371
Finance lease right-of-use assets	1,006	1,258
Deferred policy acquisition costs	1,939	-
Reinsurance balances receivable, net	19,245	-
Funds deposited with reinsured companies	8,350	-
Assets of discontinued operations	-	9,886
Other assets	1,218	486
Total assets	$115,959	$62,143

LIABILITIES
Accounts payable and accrued expenses	$5,836	$4,834
Deferred revenue and customer deposits	900	867
Loss and loss adjustment expense reserves	11,200	-
Unearned premium reserves	8,040	-
Operating lease liabilities	288	421
Finance lease liabilities	1,036	1,283
Short-term debt	2,360	2,294
Long-term debt, net of debt issuance costs	369	5,461
Deferred income taxes	2,607	3,075
Liabilities of discontinued operations	-	6,799
Other liabilities	123	102
Total liabilities	32,759	25,136

Commitments and contingencies	-	-

SHAREHOLDERS’ EQUITY
Series A Preferred Shares	22,365	-
Common stock	29	225
Additional paid-in capital	50,470	55,856
Retained earnings	8,822	2,336
Treasury stock, at cost	-	(18,586)
Accumulated other comprehensive income (loss)	1,514	(4,682)
Total Fundamental Global stockholders’ equity	83,200	35,149
Equity attributable to non-controlling interest	-	1,858
Total stockholders’ equity	83,200	37,007
Total liabilities and stockholders’ equity	$115,959	$62,143

Fundamental Global Inc. – Fiscal Year 2024 Third Quarter 2024 Results	Page 4 of 5

FUNDAMENTAL GLOBAL INC.

Condensed Consolidated Statements of Operations

($ in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Net premiums earned	$4,293	$-	$8,765	$-
Net loss on equity securities and other holdings	(2,636)	(2,645)	(10,047)	(9,877)
Net product sales	5,681	3,631	15,098	11,195
Net services revenue	3,115	3,100	9,766	9,238
Total revenue	10,453	4,086	23,582	10,556

Expenses:
Net losses and loss adjustment expenses	2,927	-	5,387	-
Amortization of deferred policy acquisition costs	1,050	-	2,206	-
Costs of products	4,589	3,089	12,463	9,964
Costs of services	2,293	2,179	7,172	6,630
Selling expense	315	203	972	600
General and administrative expenses	4,367	2,662	11,631	8,354
(Gain) loss on impairment and disposal of assets	-	-	1,475	(5)
Total expenses	15,541	8,133	41,306	25,543
Loss from operations	(5,088)	(4,047)	(17,724)	(14,987)
Other income (expense):
Interest expense, net	(66)	(121)	(300)	(283)
Foreign currency transaction loss	(21)	(2)	(27)	(3)
Bargain purchase on acquisition and other (expense) income, net	(86)	10	1,773	33
Total other (expense) income, net	(173)	(113)	1,446	(253)
Loss from continuing operations before income taxes	(5,261)	(4,160)	(16,278)	(15,240)
Income tax (expense) benefit	19	306	110	313
Net loss from continuing operations	(5,242)	(3,854)	(16,168)	(14,927)
Net income from discontinued operations	22,901	529	23,457	2,222
Net income (loss)	17,659	(3,325)	7,289	(12,705)
Net income (loss) attributable to non-controlling interest	-	(4)	(160)	(122)
Dividends declared on Series A Preferred Shares	(447)	-	(963)	-
Income (loss) attributable to common shareholders	$17,212	$(3,321)	$6,486	$(12,583)

Basic and diluted net (loss) income per common share:
Continuing operations	$(4.98)	$(9.28)	$(17.22)	$(37.72)
Discontinued operations	20.04	1.27	23.80	5.66
Total	$15.06	$(8.01)	$6.58	$(32.06)

Weighted average common shares outstanding:
Basic and diluted	1,143	415	986	393

Fundamental Global Inc. – Fiscal Year 2024 Third Quarter 2024 Results	Page 5 of 5

FUNDAMENTAL GLOBAL INC.

Condensed Consolidated Statements of Cash Flows

($ in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss from continuing operations	$(16,168)	$(14,927)
Adjustments to reconcile net loss to net cash used by operating activities:
Net unrealized holding loss on equity holdings	2,267	5,514
Loss from equity method holdings	8,896	4,362
Adjust gain on acquisition of ICS assets	69	-
Net realized gain on sale of equity holdings	(550)	-
Provision for doubtful accounts	56	22
Benefit from obsolete inventory	(20)	(46)
Provision for warranty	8	4
Depreciation and amortization	638	584
Amortization and accretion of operating leases	215	88
Impairment of property and equipment	1,422	-
Gain on merger of FGF and FGF	(1,831)	-
Deferred income taxes	(462)	455
Stock compensation expense	1,165	1,415
Changes in operating assets and liabilities:
Reinsurance balances receivable	(528)	-
Deferred policy acquisition costs	(176)	-
Other assets	1,186	(1,648)
Loss and loss adjustment expense reserves	2,164	-
Unearned premium reserves	(2,704)	-
Accounts receivable	(261)	(508)
Inventories	(47)	231
Current income taxes	(30)	(402)
Accounts payable and accrued expenses	1,752	3,901
Deferred revenue and customer deposits	29	(595)
Operating lease obligations	(174)	(98)
Net cash used by operating activities from continuing operations	(3,084)	(1,648)
Net cash used by operating activities from discontinued operations	(664)	(1,778)
Net cash used by operating activities	(3,748)	(3,426)

Cash flows from investing activities:
Capital expenditures	(52)	(139)
Proceeds from sales of equity securities	2,331	198
Proceeds from sales of property and equipment	6,161	-
Collection of note receivable	50	-
Cash acquired in Merger of FGF and FGH	1,903	-
Net cash provided by investing activities from continuing operations	10,393	59
Net cash used in investing activities from discontinued operations	(94)	(678)
Net cash provided by (used in) investing activities	10,299	(619)

Cash flows from financing activities:
Payment of dividends on preferred shares	(1,341)	-
Principal payments on short-term debt	(227)	(398)
Payment payments on long-term debt	(5,124)	(152)
Net borrowing under credit facility	39	-
Proceeds from Strong Global Entertainment initial public offering	-	2,411
Payments of withholding taxes for net share settlement of equity awards	(20)	(131)
Payments on finance lease obligations	(184)	(109)
Net cash (used in) provided by financing activities from continuing operations	(6,857)	1,621
Net cash provided by financing activities from discontinued operations	525	2,027
Net cash (used in) provided by financing activities	(6,332)	3,648

Effect of exchange rate changes on cash and cash equivalents from continuing operations	13	(15)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	(36)	95
Net increase (decrease) in cash and cash equivalents from continuing operations	465	17
Net decrease in cash and cash equivalents from discontinued operations	(269)	(334)
Net increase (decrease) in cash and cash equivalents	196	(317)

Cash and cash equivalents from continuing operations at beginning of period	5,995	3,063
Cash and cash equivalents from continuing operations at end of period	$6,460	$3,080